UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.*

The information set forth in Question 1 under Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference in Item 2.02.

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on October 2, 2009.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: September 2009

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through September 2, 2009. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

2009 Operating Segments

1.             Is there any way possible to get a longer quarterly restatement of the new segments?  Trying to get a sense of margins over a longer time series so I can assess the operating leverage in each segment.  Five years would be wonderful but three years also helpful.

We haven’t restated the segment results going back five years or three years, but we can give you quarterly data for the new segments starting in 2007, which is shown in the table below. Note: Under our new operating structure, we no longer allocate corporate expense to each segment, with the exception of stock-based compensation expense.

	2007				2008				2009
($000)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenue
Investment Information	$72,136	$83,144	$83,784	$88,308	$96,506	$101,580	$97,075	$95,532	$96,240	$97,739
Investment Management	23,311	26,541	28,075	29,808	28,938	30,657	28,430	23,739	20,492	21,794
Consolidated revenue	$95,447	$109,685	$111,859	$118,116	$125,444	$132,237	$125,505	$119,271	$116,732	$119,533

Operating income (loss)(1)
Investment Information	$25,110	$28,576	$30,473	$30,789	$33,288	$38,697	$33,595	$33,322	$36,837	$37,242
Investment Management	10,561	13,672	14,943	16,219	15,259	17,496	16,149	11,492	11,827	13,062
Intangible amortization and corporate depreciation expense	(4,140)	(4,898)	(4,924)	(4,560)	(5,070)	(5,198)	(5,144)	(5,138)	(6,775)	(7,560)
Corporate unallocated	(7,504)	(8,904)	(9,047)	(9,112)	(8,792)	(9,425)	(10,424)	(10,988)	(7,264)	(10,056)
Consolidated operating income	$24,027	$28,446	$31,445	$33,336	$34,685	$41,570	$34,176	$28,688	$34,625	$32,688

Operating margin(1)
Investment Information	34.8%	34.4%	36.4%	34.9%	34.5%	38.1%	34.6%	34.9%	38.3%	38.1%
Investment Management	45.3%	51.5%	53.2%	54.4%	52.7%	57.1%	56.8%	48.4%	57.7%	59.9%
Consolidated operating margin	25.2%	25.9%	28.1%	28.2%	27.6%	31.4%	27.2%	24.1%	29.7%	27.3%

(1) Includes stock-based compensation expense allocated to each segment.

2.             Right now, in Investment Information I’m including the following products: Morningstar.com, Morningstar Advisor Workstation, Morningstar Principia, Licensed Data, Morningstar Equity Research, Newsletters and other publications, Morningstar Direct, and Other.

In Investment Management I’ve included: Investment Consulting, Morningstar Managed Portfolios, Retirement Advice and Morningstar Indexes.

First, is this the correct way to look at these products? Second, could you provide or point me to some additional information on the products which are not included in the top five? As I have it now, I have about $130 million in FY08 unattributed in the Investment Information segment. Also, any additional drivers of the Licensed Data line you could provide would be very helpful.

The products you mentioned are in the correct segments except for Morningstar Indexes, which is part of our Investment Information segment.

Some of the other major products in the Investment Information segment include Licensed Tools and Content, which is a set of online tools and editorial content that institutional clients can use in their Web sites and software; the institutional Workstation product formerly known as S&P Micropal Workstation; Investment Profiles and Guides, which are communication materials for use by individual investors and retirement plan participants; Morningstar EnCorr, an asset allocation software platform for institutional investors; Financial Communications, which includes investment conferences, presentation materials, permission fees for advisors, MorningstarAdvisor.com, and Morningstar Advisor magazine; the Hemscott investor relations business in the United Kingdom; and a variety of other software products for institutions and advisors.

The Investment Management segment includes Investment Consulting, Retirement Advice, and Morningstar Managed Portfolios.

Licensed Data is currently our largest product based on revenue. Our Licensed Data service gives institutions access to a set of proprietary data spanning a full range of investments. The data packages we offer include proprietary statistics, such as the Morningstar Style Box and Morningstar Rating, and a wide range of other data, including information on investment performance, risk, portfolios, operations data, fees and expenses, cash flows, and ownership. Institutions can use Licensed Data in a variety of investor communications, including Web sites, print publications, and marketing fact sheets, as well as for internal research and product development. We deliver Licensed Data through electronic data feeds and provide daily updates to clients. Pricing for Licensed Data is based on the number of funds or other securities covered, the amount of information provided for each security, and the level of distribution.

Morningstar Essentials, the subset of Licensed Data that includes our proprietary statistics and is often used for marketing and client communication purposes, accounts for about one-fourth of total Licensed Data revenue. The second-largest primary use for Licensed Data is for redistributors, where our data appears on other software platforms, such as FactSet. Other major uses include investor fact sheets, data updates for client-facing Web sites, internal research, and product development.

Some of the major drivers for Licensed Data include changes in asset levels and the number of mutual funds globally, our ability to reach additional market segments in the United States and globally, and our ability to extend the Licensed Data business beyond our core position in mutual fund data to include additional revenue from other database types.

3.             Is it fair to assume that Morningstar earns a similar price (in terms of basis points) on the AUM under retirement advice as they do in Investment Consulting? This makes it possible to reconcile the products back to the reported Investment Consulting revenue line, but leaves me just dumping the rest in Morningstar indexes. Am I missing anything?

It’s hard to generalize about pricing for retirement advice relative to Investment Consulting because pricing for each area varies depending on the scope of work and the level of service provided. In addition, many of our retirement advice contracts include other fees in addition to the basis points charged on assets, including usage fees, flat fees, and portfolio construction fees. Overall, though, our asset-based fees for managed retirement accounts are typically a bit higher than those for Investment Consulting. As mentioned in our response to the previous question, the Investment Management segment consists of three major product lines: Investment Consulting, Retirement Advice, and Morningstar Managed Portfolios. The Morningstar Indexes are in the Investment Information segment.

Revenue Run Rate

4.             Can you provide your “run rate” — representing subscription and investment product license agreements in place for a large portion of your total revenues for the following 12 months?  The Run Rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses currently being provided to clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates.

We don’t currently provide information about our revenue run rate, but we’ll consider adding this figure to our disclosure at some point in the future.

Morningstar Equity Research

5.             Do you know yet how much of the Spitzer-settlement-related equity research revenue you’ll be able to retain?

We expect to continue providing analyst research to two of the banks that were previously clients for our research under the terms of the Global Analyst Research Settlement (GARS). While contract values for research related to GARS were relatively high, these new contracts are closer to the normal range for our institutional contracts. These two contracts have a combined annual contract value of about 10% of the previous amount for all of our research related to GARS.

6.             On the cost side, I was wondering if management felt that their coverage universe was broad enough, or if they were planning on continuing to expand (i.e. will we reach a maximum number of research analysts?). Your available positions don’t seem to show the need for new analysts. Will this be more acquisition-based in the future?

We’ve been continuing to expand our analyst coverage on mutual funds domiciled outside of the United States, but we don’t currently plan to expand our coverage universe on the equity side. We rank as one of the largest independent sources for equity analysis in the world and provide coverage on a high percentage of the most widely held stocks. We don’t determine our coverage level or number of analysts based on acquisitions; instead, we try to target a level of coverage that meets client demand and allows us to provide investors with both depth and breadth of coverage on a variety of market segments. As we’ve previously mentioned, in the future we may need to adjust our equity coverage and staffing levels based on client demand. We also periodically adjust our coverage list to make sure we’re covering individual stocks that are of the most interest to investors in the United States and other markets around the world.

Investment Consulting

7.             Have you lost any significant investment consulting clients/revenue since June 30?

We always win and lose clients in the normal course of business, but we haven’t experienced any larger Investment Consulting client losses since the two we announced previously.

Morningstar Indexes

8.             Can you provide any color on Morningstar Indexes?

The Morningstar Indexes are a small but growing product line that provides us with an opportunity to generate revenue and increase our brand presence. The Morningstar Indexes currently cover U.S. equities (by style, capitalization, sector, and dividend), commodities, bonds, and a focused index tracking 20 wide- out moat stocks with the best valuations as measured by the Morningstar price/fair value ratio. In addition, we recently launched a new family of 13 Lifetime Allocation Indexes and five Target Risk Indexes. The Morningstar Indexes are rooted in our proprietary research and can be used for precise asset allocation and benchmarking and as tools for portfolio construction and market analysis. We have several institutional clients that license the Morningstar Indexes for the creation of investment products, and we also have a few customers that license Morningstar index data for benchmarking or investor communications.

9.             What is the number of primary exchange listings of ETFs linked to Morningstar Indexes?

There are currently 14 exchange-traded products linked to the Morningstar Indexes.

10.      What are the assets in ETFs linked to Morningstar Indices?

Exchange-traded funds linked to the Morningstar Indexes currently hold about $1.6 billion in assets.

11.      Have you seen an increase in the interest level to license your indices for index-linked investment products to capitalize on their growth in number and variety?

Yes, we’ve seen more interest in the Morningstar Indexes, partly reflecting the broader suite of products that we now offer (including commodity, fixed-income, and asset allocation indexes). Although sales cycles tend to be long, we’ve had several discussions with U.S. and European asset management firms interested in licensing our indexes.

12.      What percentage of your total revenues is your equity index business?

We don’t disclose revenue for our index business because it’s not among our top five products. It currently accounts for a small percentage of our consolidated revenue.

*The information furnished under Item 2.02 of the Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 4, 2009	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer